                                                                   EXHIBIT 10.29


                     AMENDMENT TO SHAREHOLDERS' AGREEMENT


            This Amendment (the "Amendment"), dated as of April __, 1995, by and among the undersigned, being all of the parties to that certain Shareholders' Agreement, dated as of November 30, 1994 (the "Shareholders' Agreement") by and among Specialty Catalog Corp., a Delaware corporation, SC Holdings L.L.C., a Delaware limited liability company, SC Corporation, a Delaware corporation, Dickstein & Co., L.P., Dickstein International Limited, Viking Holdings Limited, Wigs, L.P., Steven L. Bock, Bruce G. Pollack and Stephen O'Hara.

            WHEREAS, Specialty Catalog Corp. (the "Corporation") has amended its Certificate of Incorporation to recapitalize its common stock, par value $.01 per share (the "Old Common Stock"), into three separate classes, consisting of Class A Common Stock, Class B Common Stock and Class C Common Stock;

            NOW, THEREFORE, the undersigned do hereby agree among themselves that the Shareholders' Agreement is hereby amended as follows:

            1.   Definitions.  All capitalized terms not otherwise defined in
                 -----------
this Amendment are used as defined in the Shareholders' Agreement.

            2.   Exchange of Stock. Each Shareholder promptly shall surrender to
                 -----------------
the Corporation the certificate(s) evidencing such Shareholder's ownership of Old Common Stock , and, as soon as practicable thereafter, the Corporation shall issue to such Shareholder a certificate evidencing an equal number of shares of the Corporation's Class A Common Stock, par value $.01 per share; provided, however, that (i) the Corporation shall issue to Dickstein International Limited a certificate for an equal number of shares of the Corporation's Class B Common Stock, par value $.01 per share and (ii) the Corporation shall issue to Dickstein & Co., L.P. one certificate for 1,332.94 shares of its Class A Common Stock, par value $.01 per share, and one certificate for 1,332.94 shares of its Class C Common Stock, par value $.01 per share.

            3.    Amendment to Shareholders' Agreement.
                  ------------------------------------
                  (A) The Shareholders' Agreement is hereby amended by deleting the seventh and eighth "WHEREAS" clauses thereof as they now exist and inserting in lieu thereof the following new "WHEREAS" clauses:

                        "WHEREAS, the Corporation is authorized to issue 16,000
                  shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), 2,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), 2,000 shares of Class C Common Stock, par value $.01 per share (the "Class C Common Stock; and the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are hereinafter referred to, individually and collectively, as the "Common Stock"), and 30,000 shares, par value $100.00 per share, of Preferred Stock (the "Preferred Stock"; together with the Common Stock, the "Stock"); and

                        WHEREAS, there are 6,017.77 shares of Class A Common
                  Stock, 1,332.94 shares of Class B Common Stock, 1,332.94 shares of Class C Common Stock and 22,491 shares of Preferred Stock presently issued and outstanding, and each holder is the record and beneficial owner of the numbers of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Preferred Stock set forth opposite the name of such Shareholder on Schedule A hereto; and"

                  (B) Section 3(a) of the Shareholders' Agreement is hereby
            amended by replacing the words "or 16(j)" in the first line thereof with the words ", 16(j), 16(k) or 16(l)".

                  (C) Section 16 of the Shareholders' Agreement is hereby
            amended by relettering subsection (k) as subsection (m).

                  (D) Section 16 of the Shareholders' Agreement is hereby
            amended by adding thereto after subsection (j) the following:

                        "(k) If Dickstein's or Viking's Shareholder Group
                  Transfers any shares of its Common Stock to a purchaser that does not also purchase a corresponding portion of the Preferred Stock owned by that Shareholder Group, then the other of Dickstein and Viking (the "Other Shareholder") shall have the right, exercisable within 10 business days of the delivery to it of notice of such Transfer, to sell to the Corporation and the Corporation must purchase, all, but not less than all, of the Preferred Stock of the Other Shareholder's Shareholder Group. Upon the exercise of that right, each other Shareholder Group shall have the right, exercisable within 10 business days of the delivery to it of notice thereof, to sell to the Corporation, and the Corporation must purchase, its Preferred Stock. The purchase price for any purchase of Preferred Stock described in this
                  Section 16(k) shall equal the par value per share of all shares of Preferred Stock owned by the selling Shareholder Group, plus an amount in cash equal to all accrued but unpaid dividends thereon, whether or not declared or due, and the Corporation shall consummate any such purchase within six months of the exercise by a Shareholder Group of its rights under this Section 16(k).

                        (l) Shares of Class B Common Stock and shares of Class C Common Stock may be converted into and exchanged for shares of Class A Common Stock as provided in the certificate of incorporation of the Corporation."

                  (E) The penultimate paragraph of Section 13 of the Shareholders' Agreement is hereby amended in its entirety to read as follows:

                       "In all matters where a vote of any class of outstanding
                  shares of capital stock of the Corporation or any Subsidiary is required by applicable law or is otherwise being taken, including, without limitation, electing directors and amending, altering, changing or repealing any one or more of the provisions contained in the charter or by-laws of the Corporation or any Subsidiary, (i) shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall vote together as a single class, and (ii) the affirmative vote of shares representing at least 70 percent of the voting power of a class of shares shall be required to constitute the act of the holders of such class of shares; provided, however, that after Viking or Dickstein and Dickstein's Related Transferees have sold all of their shares of a class, (x) the affirmative vote of shares representing at least 50 percent of the voting power of such class shall be required to constitute the act of the holders of such shares and (y) the Shareholders and Related Transferees shall vote their shares of Stock to amend the by-laws of the Corporation and the Subsidiaries to so provide."

                  (F) Section 16(a) of the Shareholders' Agreement is hereby amended by replacing the words "at least 70 percent of the outstanding shares of Common Stock;" in line 4 thereof with the words "shares representing at least 70 percent of the voting power of the Common Stock;"

                  (G) The Shareholders' Agreement is hereby amended by deleting Schedule A thereto as it now exists and inserting in lieu thereof the Schedule A attached hereto as Exhibit I.

            4.    Full Force and Effect. Except as expressly amended hereby, the
                  ---------------------
Shareholders' Agreement shall continue in full force and effect in accordance with its provisions on the date of this Amendment, and each share of the Stock, whether issued pursuant hereto or prior to the date hereof, continues to be held pursuant to the terms and provisions of the Shareholders' Agreement, as amended by this Amendment.

            5.    GOVERNING LAW.   THIS AMENDMENT AND THE RIGHTS AND
                  -------------
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one agreement.

                 [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

                              SPECIALTY CATALOG CORP.

                              By:_______________________________
                              Name:  Steven L. Bock
                              Title: Chief Executive Officer

                              SC CORPORATION

                              By:_______________________________
                              Name:  Steven L. Bock
                              Title: Chief Executive Officer

                              DICKSTEIN & CO., L.P., for itself and on behalf of SC Holdings L.L.C.

                              By:    DICKSTEIN PARTNERS, L.P., its
                                     general partner

                                     By:   DICKSTEIN PARTNERS INC., its
                                     general partner

                                     By:_______________________________

                              DICKSTEIN INTERNATIONAL LIMITED, for itself and on behalf of SC Holdings L.L.C.

                              By:   DICKSTEIN PARTNERS INC., its agent

                                    By:_______________________________

                               VIKING HOLDINGS LIMITED, for itself and on behalf of SC Holdings L.L.C.

                               By:_______________________________
                               Name:
                               Title:

                               ----------------------------------
                                          Steven L. Bock

                               ---------------------------------
                               Bruce G. Pollack

                               WIGS, L.P., for itself and on behalf of SC
                               Holdings L.L.C.

                               By:_______________________________
                               Name:  Arthur Kowaloff
                               Title:  General Partner

                               ----------------------------------
                                        Stephen O'Hara

                                   EXHIBIT I

                                  SCHEDULE A

                                                                                LLC
Name and Address                   Class A       Class B         Class C        Preferred      Interests
- ----------------                   -------       -------         -------        ---------      ---------
Dickstein & Co., L.P.             1,332.94             0        1,332.94            7,272          32.33%
c/o Dickstein Partners Inc.
9 West 57th Street
Suite 4630
New York, New York 10019
Attn.: Mark Brodsky and
Samuel Katz
Fax No. (212) 754-5825


Dickstein International                  0      1,332.94               0             3,636         16.17%
Limited
c/o Dickstein Partners Inc.
(address above)


Viking Holdings Limited           3,998.82             0               0           10,908          48.50%
La Motte Chambers
La Motte Street
St. Helier
Jersey JE1 1BJ
Channel Islands
Tel. No. 011-44-534-602-000
Fax No. 011-44-534-602-002


Steven L. Bock                      303.93             0               0                0              0%
c/o SC Corporation
Six Landmark Square, 4th Floor
Stamford, CT 06901-2792
Tel. No. (203) 359-5640
Fax No. (203) 359-5840


Bruce G. Pollack                    121.57             0               0                0              0%
c/o Centre Partners, L.P.
One Rockefeller Plaza, Suite 1025
New York, NY 10020
Tel. No. (212) 632-4821
Fax No. (212) 632-4846


Wigs, L.P.                          260.51             0             0                675           3.00%
c/o Patricof & Co. Capital Corp.
445 Park Avenue, 11th Floor
New York, NY 10022
Tel. No. (212) 935-5151
Fax No. (212) 832-6946


Stephen O'Hara                           0             0               0                0              0%
20 Pleasant Heights Drive
North Easton, MA
Tel. No. (508) 238-8029
Fax No. (508) 238-3305

                                     - 6 -